EXHIBIT 21.1


                        SUBSIDIARIES OF RDO EQUIPMENT CO.


                                                            Name Under Which
Subsidiary                      State of Incorporation  Subsidiary Does Business
----------                      ----------------------  ------------------------

Hall GMC, Inc. (1)                   North Dakota            Corporate Name
     (85% owned)

Hall Truck Center, Inc. (1)          North Dakota            Corporate Name
     (85% owned)

Minnesota Valley Irrigation, Inc.      Minnesota             Corporate Name
     (100% owned)

RDO Financial Services Company       North Dakota            Corporate Name
     (100% owned)

RDO Mack Sales and Service,          North Dakota            Corporate Name
     Inc. (100% owned)

RDO Material Handling Co.              Minnesota             Corporate Name
     (100% owned)

RDO Rental Co.                         Minnesota             Corporate Name
     (80% owned)



----------------------------
(1)  Pending acquisition.